UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2010 (March 31, 2010)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 31, 2010 (the “Effective Date”), PTC Columbus, LLC (the “Company”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Loan Agreement (the “Agreement”) with Bank of America, N.A. (the “Lender”), under which the Company borrowed Forty-Six Million Dollars ($46,000,000) from the Lender (the “Loan”).  The Loan is represented by a promissory note secured by a first mortgage lien and an assignment of leases and rents on the Registrant’s Polaris Towne Center, a community shopping center located in Columbus, Ohio (the “Property”).  The mortgage and assignment is evidenced by an Open End Mortgage, Assignment of Leases and Rents, and Security Agreement dated as of the Effective Date. The Registrant used a portion of the proceeds of the Loan to repay the existing loan on the Property.  The remaining Loan proceeds were applied to the Registrant’s corporate credit facility.

Under the Agreement and promissory note, the Loan has a fixed interest rate of 6.76% per annum and a maturity date of March 31, 2020.  Under the Agreement and promissory note, the Company shall make monthly payments of principal and interest.  The Agreement and promissory note do not permit the Company to make any prepayments on the Loan’s outstanding principal amount until three months prior to the maturity date. All outstanding principal and accrued interest shall be due and payable at the maturity date. Lender has the right under the Agreement to securitize the Loan and the Agreement and promissory note contain default and defeasance provisions customary for loans sold in the commercial mortgage-backed securities (“CMBS”) market.  Lender may accelerate repayment of all outstanding amounts owed by the Company under the Loan in the event of a default that remains uncured.  The Agreement contains such other terms, conditions, and representations that are customary and typical for loans sold in the CMBS market.  As part of the Loan transaction, the Registrant’s affiliate, Glimcher Properties Limited Partnership (“GPLP”), also executed the Agreement as to, among other matters, certain guarantees that GPLP is to provide to protect Lender against losses that Lender may incur by reason of intentional misrepresentations or misappropriations by the Company, on account of the presence or release of hazardous materials on the Property or following certain intentional defaults by the Company.

In addition to the transaction discussed herein, the Lender is also a participating lender in the Registrant’s corporate credit facility.  A copy of the press release announcing the execution of the Agreement is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

99.1           Press Release of Glimcher Realty Trust, dated March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: April 1, 2010	/s/ Kim A. Rieck
Kim A. Rieck Senior Vice President, General Counsel & Secretary